As filed with the Securities and Exchange Commission on June 25, 2003

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST INTERSTATE BANCSYSTEM, INC. (Exact name of issuer as specified in its charter)

Montana (State or other Jurisdiction of incorporation or organization)	81-0331430 (I.R.S. Employer Identification Number)

400 North 31st Street, Billings, Montana 59116 (Address of Principal Executive Offices and Zip Code)

FIRST INTERSTATE BANCSYSTEM, INC. 2001 STOCK OPTION PLAN (Full title of plan)

Terrill R. Moore
Senior Vice President and Chief Financial Officer
FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
Billings, Montana 59116
(Name and address of agent for service)

(406) 255-5390
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate	Amount of
to be registered	registered (1)	price per share(2)	offering price	registration fee

Common Stock (no par value)	750,000	$46.00	$34,500,000	$2,791.05

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock, no par value, which are issued or become issuable under the First Interstate BancSystem, Inc. 2001 Stock Option Plan, pursuant to stock splits, stock dividends or similar transactions.

(2)	Calculated in accordance with Rule 457(h) under the Securities Act, based upon the latest appraised value of $46.00 per share as of December 31, 2002, for 750,000 shares reserved for issuance under the First Interstate BancSystem, Inc. 2001 Stock Option Plan.

EXPLANATORY NOTE
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. EXHIBITS
SIGNATURES
1. REGISTRANT
POWER OF ATTORNEY
EXHIBITS INDEX
EX-4.12 Shareholder's Agreement
EX-5 Opinion and Consent of Holland & Hart LLP
EX-23.1 Consent of Ernst & Young LLP
EX-23.2 Consent of KPMG LLP

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E for Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 750,000 additional shares of the registrant’s common stock available for issuance pursuant to the First Interstate BancSystem, Inc. 2001 Stock Option Plan, as amended. This Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-69490), and all exhibits thereto, which was previously filed with the Securities and Exchange Commission on September 17, 2001.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. EXHIBITS

Regulation S-K

Exhibit	Document

4.11(1)	Shareholder's Agreement for non-Scott family members dated August 19, 2002
4.12	2001 Stock Option Plan of the Registrant, as amended
5	Opinion of Holland & Hart LLP, as to the legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Certified Public Accountants
23.2	Consent of KPMG LLP, Independent Certified Public Accountants
23.3	Consent of Holland & Hart LLP (contained in Exhibit 5)
24	Power of Attorney (included on page 3 of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.

SIGNATURES

1. REGISTRANT

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billings, State of Montana, on June 24, 2003.

First Interstate BancSystem, Inc.

By: /s/ LYLE R. KNIGHT Lyle R. Knight President and Chief Operating Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Thomas W. Scott and Terrill R. Moore, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below, and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that such attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities indicated on June 24, 2003.

SIGNATURE	TITLE

Homer A. Scott, Jr.	Chairman of the Board

/s/ RANDALL I. SCOTT Randall I. Scott	Director

/s/ JAMES R. SCOTT James R. Scott	Vice Chairman of the Board

/s/ SANDRA SCOTT SUZOR Sandra Scott Suzor	Director

/s/ JOHN M. HEYNEMAN, JR. John M. Heyneman, Jr.	Director

Joel T. Long	Director

/s/ LYLE R. KNIGHT Lyle R. Knight	President and Chief Operating Officer, Director

Terry W. Payne	Director

James Haugh	Director

/s/ THOMAS W. SCOTT Thomas W. Scott	Chief Executive Officer and Director (Principal Executive Officer)

C. Gary Jennings	Director

/s/ ROBERT L. NANCE Robert L. Nance	Director

/s/ JULIE A. SCOTT Julie A. Scott	Director

SIGNATURE	TITLE

Elouise C. Cobell	Director

Richard A. Dorn	Director

Michael J. Sullivan	Director

/s/ WILLIAM B. EBZERY William B. Ebzery	Director

David H. Crum	Director

/s/ TERRILL R. MOORE Terrill R. Moore	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

FIRST INTERSTATE BANCSYSTEM, INC.

EXHIBITS INDEX

Exhibit	Document

4.11(1)	Shareholder's Agreement for non-Scott family members dated August 19, 2002
4.12	2001 Stock Option Plan of the Registrant, as amended
5	Opinion of Holland & Hart LLP, as to the legality of securities being registered.
23.1	Consent of Ernst & Young LLP, Independent Certified Public Accountants
23.2	Consent of KPMG LLP, Independent Certified Public Accountants
23.3	Consent of Holland & Hart LLP (contained in Exhibit 5)
24	Power of Attorney (included on page 3 of this Registration Statement)

(1)	Incorporated by reference to the Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form S-8, No. 333-76825.